Exhibit (l)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-194043 on Form N-4 of our report dated May 10, 2021, relating to the financial statements and financial highlights of the Variable Annuity-1 Series Account of Great-West Life & Annuity Insurance Company appearing in the Statement of Additional Information, which is part of such registration statement, and to the references to us under the headings “Independent Registered Public Accounting Firm” in both the Prospectus and the Statement of Additional Information, which are part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
April 28, 2022

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement No. 333-194043 on Form N-4 of our report dated April 15, 2022, relating to the statutory-basis financial statements of Great-West Life & Annuity Insurance Company. We also consent to the reference to us under the heading "Independent Auditor" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
April 28, 2022